Exhibit 99.1
Contact:	Lorraine D. Miller, CFA
Senior Vice President
Finance and External Communications
404.378.0491

FOR IMMEDIATE RELEASE

WESTPOINT STEVENS ANNOUNCES FACILITY CLOSINGS,
REDUCTION IN WORKFORCE IN LINE WITH RESTRUCTURING PLAN

WEST POINT, GEORGIA (January 10, 2005) -- WestPoint Stevens (OTCBB:  WSPTQ (www.westpointstevens.com) announced today that the Company will realign and consolidate its Bed Products manufacturing capacity in 2005 with the closing of its ALAMANCE PLANT and DISTRIBUTION CENTER, Burlington, N.C., CLEMSON (S.C.) FABRICATING and GREIGE plants and DISTRIBUTION CENTER and MIDDLETOWN (Ind.) PLANT, as well as a reduction of more than 50 percent of its CLEMSON FINISHING PLANT workforce. The Company's Bath Products manufacturing capacity will also be consolidated with the closing of its DRAKES BRANCH (Va.) PLANT.

These closings and workforce reduction are directly related to the removal of textile quotas from low-wage countries. While some of the production at these locations will be shifted to other Company facilities, a significant amount will now be sourced from other countries.

"This is another move in our ongoing strategy of adjusting as necessary to meet the challenges of doing business globally," said WestPoint Stevens President and CEO M.L. (Chip) Fontenot. "We must be flexible in maintaining the most profitable balance between our domestic manufacturing and goods sourced from overseas. This becomes more critical with quotas removed.

"This restructuring will strengthen the Company, with better-aligned capacity and greater freedom to market in a cost-efficient way those products most in-demand. Our goal, of course, is to ensure the Company's growth and profitability in a global economy," he emphasized.

About 2,465 associates will be affected. Alamance Plant and Distribution Center have some 560; Clemson Fabricating Plant and Distribution Center, approximately 760; Clemson Greige Plant, about 340; Drakes Branch Plant, about 450; and Middletown Plant, approximately 110. At Clemson Finishing Plant, some 245 jobs will be eliminated. Preparations for shutdowns at the individual facilities will get under way this month for an anticipated closing in late March or early April. Likewise, the workforce reduction at Clemson Finishing is expected to be completed by this time.

"We deeply appreciate the associates at these locations -- indeed all our associates," said Mr. Fontenot. "Their skills and perseverance over the years have made WestPoint Stevens a leader in our industry, and we sincerely regret that this restructuring is made necessary by today's global marketplace, where so many of our products can be produced much less expensively in countries other than the U.S."

As in past closings and workforce reductions, WestPoint Stevens will apply by individual facility for assistance for laid-off associates from the Trade Act of 1974. In areas where affected plants are located near other WestPoint Stevens facilities, the Company will attempt to place laid-off associates in jobs at the other plants.

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507 West Tenth Street -- Post Office Box 71 -- West Point, Georgia 31833
www.westpointstevens.com

WestPoint Stevens Inc. is the nation's premier home fashions consumer products company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including CHARISMA, RALPH LAUREN HOME, DISNEY HOME and GLYNDA TURLEY. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of January 10, 2005. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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